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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Compania de Radiocomunicaciones Moviles S.A.

    We hereby consent to the use in this Registration Statement on Form S-1 of Propel Inc. of our report dated January 20, 2000 relating to the consolidated financial statements of Compania de Radiocomunicaciones Moviles S.A. and subsidiary, which appears in such Registration Statement. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

                                           /s/ PriceWaterhouseCoopers

Buenos Aires, Argentina
June 21, 2000